Exhibit 10 (cxxii)

                       AMENDMENT NO. 5 TO CREDIT AGREEMENT


     AMENDMENT NO. 5 dated as of June 10, 1998 to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 11, 1990 and amended and restated as of April 18, 1995 among Hamilton Beach/Proctor-Silex, Inc. (the "Company"), Proctor-Silex Canada Inc. ("PSC") and Proctor-Silex S.A. de C.V. ("PSM", and together with the Company and PSC, the "Obligors"); each of the Banks signatory thereto; and The Chase Manhattan Bank (successor by merger of The Chase Manhattan Bank (National Association)), as U.S. Agent (in such capacity, the "U.S. Agent") and The Chase Manhattan Bank of Canada, as Canadian Agent (in such capacity, the "Canadian Agent", and together with the U.S. Agent, the "Agents").

     The Obligors, the Banks and the Agents are parties to the Second Amended and Restated Credit Agreement referred to above, as amended and modified by (i) Amendment No. 1 dated as of March 29, 1996, (ii) Amendment No. 2 dated as of October 4, 1996, (iii) Amendment No. 3 dated as of April 14, 1997 and (iv) Amendment No. 4 dated as of April 22, 1998 (as so amended and modified and in effect on the date hereof, the "Credit Agreement"). The Obligors, the Banks and the Agents wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto agree as follows:

     Section 1. Definitions. Except as otherwise defined in this Amendment No. 5, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01 Definitions. Section 1.01 of the Credit Agreement shall be amended by adding (to the extent not already included in said Section 1.01) or amending (to the extent already included in said Section 1.01) the following definitions to read in their entirety as follows:

     "Kitchen Advances" shall mean advances made to Kitchen Collection, Inc. by the Company.

     "Interest Expense" shall mean, for any period, for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum of (i) all interest accrued during such period on Indebtedness of the Company and its Subsidiaries (whether or not paid during such period) plus (ii) the net amounts payable by the Company and its Subsidiaries (or minus the net amounts receivable by the Company and its Subsidiaries) under Interest Rate Protection Agreements (whether or not actually paid or received in such period); provided that "Interest Expense" shall exclude to the extent otherwise included (a) accrued facility fees payable under Section 2.04(a) hereof and accrued letter of credit fees payable under Section 2.01(II)(a)(4) hereof, in each case for the period of determination, and (b) all interest accrued during such period on Loans made hereunder to the extent the proceeds of such Loans are used to fund Kitchen Advances permitted under Section 9.17(h) hereof.

     "Total Debt" shall mean, as to any Person, Indebtedness that, in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person; provided that, for the purposes of calculating the Leverage Ratio, Indebtedness of the Company incurred pursuant to Loans made hereunder shall not be included in "Total Debt" to the extent the proceeds of such Loans are used to fund Kitchen Advances permitted under Section 9.17(h) hereof.

2.02  Reconciliation Statement.

     (a) Section 1.02(a) of the Credit Agreement shall be amended by deleting in its entirety the proviso contained in the second sentence thereof.

     (b) Section 9.01 of the Credit Agreement shall be amended by (i) deleting the parenthetical contained in clause (1)(ii) of the paragraph immediately following clause (l) thereof, and (ii) amending Clause (1)(B) of such paragraph to read in its entirety as follows:

                  "[Intentionally Omitted]".

2.03 Kitchen Advances. Section 9.17 of the Credit Agreement shall be amended by amending clause (h) thereof to read in its entirety as follows:

     "(h) so long as Kitchen Collection, Inc. is an Affiliate of the Company, the Company may make Kitchen Advances in an aggregate amount of up to but not exceeding $10,000,000 at any one time outstanding;"

2.04  Schedules  and  Exhibits.   Schedule  L  of  the  Credit Agreement
shall be deleted in its entirety and the reference to Schedule L in the Schedules and Exhibits shall be amended to read in its entirety as follows:

                 "Schedule L - [Intentionally Omitted]".

     Section 3. Representations and Warranties. The Company represents and warrants to the Banks that on and as of the date hereof (and, in the case of clauses (b), (c) and (d) of this Section 3, upon giving effect to the amendments set forth in Section 2 hereof):

     (a) (i) the execution and delivery by the Obligors of this Amendment No. 5, and the performance by the Obligors of their obligations under the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action of the Obligors, and will not violate any provision of law, or any Obligor's charter or by-laws, or result in a breach of or constitute a default or require a consent under any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any Obligor or any of its Property may be bound or affected, and (ii) each of this Amendment No. 5 and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Obligors, in each case enforceable against the Obligors in accordance with its terms;

     (b) no Default has occurred and is continuing, and the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

     (c) no Property encumbered by any of the Mortgages or any of the Canadian Security Documents will be released from any provision of such Mortgage or Canadian Security Document, and no Mortgage or Canadian Security Document will be invalidated or otherwise impaired; and

     (d) none of Housewares Holding Company, Precis [521] Ltd., HB/PS Holding Company, Inc., NACCO Industries, Inc., Glen Dimplex or Glen Electric, Ltd. will be released from their obligations under their respective Supplemental Agreement or Supplemental Security Agreement, and no Supplemental Agreement or Supplemental Security Agreement will be invalidated or otherwise impaired.

It shall be an Event of Default for all purposes under the Credit Agreement, as amended hereby, if any representation or warranty made by the Company in this Amendment No. 5 shall prove to have been false or misleading as of the time made or furnished in any material respect.

     Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the receipt by the Agents of this Amendment No. 5, duly executed and delivered by the Obligors, the Majority Banks and the Agents.

     Section 5. Miscellaneous. Except as amended by this Amendment No. 5, the Credit Agreement shall remain unchanged and in full force and effect. Reference in the Credit Agreement to "this Agreement" or words of similar import shall be deemed to be references to the Credit Agreement as amended hereby. This Amendment No. 5 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 5 by signing any such counterpart. This Amendment No. 5 shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment No. 5 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Amendment No. 5 to be duly executed and delivered as of the day and year first above written.


 OBLIGORS

                  HAMILTON BEACH/PROCTOR-SILEX, INC.


                  By  /s/James H. Taylor
                     Title:         Vice President - Treasurer


                  PROCTOR-SILEX CANADA INC.


                  By  /s/James H. Taylor
                     Title:         Vice President - Treasurer


                  PROCTOR-SILEX S.A. de C.V.


                  By  /s/James H. Taylor
                     Title:         Vice President - Treasurer


   BANKS


                  THE CHASE MANHATTAN BANK,
                    individually and as U.S. Agent


                  By  /s/Lenard Weiner
                     Title:         Managing Director



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                 THE CHASE MANHATTAN BANK OF CANADA,
                 individually and as Canadian Agent


                 By  /s/Christine Chan
                    Title:         Vice President

                 By  /s/Ed Sustar
                    Title:         Vice President - Treasurer


                 FIRST CHICAGO NBD


                 By  /s/William J. McCaffrey
                    Title:         Vice President


                 THE BANK OF NOVA SCOTIA


                 By  /s/M.D. Smith
                    Title:         Agent


                 ISTITUTO BANCARIO SAN PAOLO DI
                   TORINO SPA


                 By  /s/Luca Sacchi
                    Title:         Vice President

                 By  /s/Carlo Persico
                    Title:         Vice President - Treasurer


                 CREDIT AGRICOLE INDOSUEZ


                 By  /s/David Bouhl
                    Title:         First Vice President

                 By  /s/Dean Balice
                    Title:         Senior Vice President


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                  CRESTAR BANK


                 By  /s/Christopher Werner
                    Title:         Vice President


                 KEYBANK NATIONAL ASSOCIATION


                 By  /s/Marianne Meil
                    Title:         Vice President